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           SECOND AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

                                     Between

                       OPPENHEIMERFUNDS DISTRIBUTOR, INC.,

                            OPPENHEIMERFUNDS SERVICES

                                       And

                         HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT, dated as of the 1st day of February, 2003, between HARTFORD LIFE INSURANCE COMPANY ("Company"), OPPENHEIMERFUNDS DISTRIBUTOR, INC. (the "Distributor") and OPPENHEIMERFUNDS SERVICES ("OFS"), a division of OppenheimerFunds, Inc., is made to the Retail Fund Participation Agreement dated September 20, 2000, as amended on May 1, 2002.

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds.

NOW, THEREFORE, the parties agree as follows:

1. The existing Schedule B shall be replaced in its entirely by the attached Schedule B.

2 This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY          OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:    /s/ James E. Davey
       -------------------------------
Name:  James E. Davey                    By: /s/ John P. Stoma
       -------------------------------       ----------------------------------
Title: Vice President, Corporate         John P. Stoma, Senior Vice President
       Retirement Plans                  Director of Retirement Plans
       -------------------------------
                                         OPPENHEIMERFUNDS SERVICES, a division
                                         of OppenheimerFunds, Inc.

                                         By: /s/ Robert Agan
                                             ----------------------------------
                                         Robert Agan
                                         Senior Vice President

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                                   SCHEDULE B

                  (List of funds available - See Section 1(a))

                        Oppenheimer Global Fund (Class A)

                     Oppenheimer Main Street Fund (Class A)

                      Oppenheimer Enterprise Fund (Class A)

                   Oppenheimer Strategic Income Fund (Class A)

                 Oppenheimer Capital Appreciation Fund (Class A)

                 Oppenheimer Global Opportunities Fund (Class A)

                 Oppenheimer International Growth Fund (Class A)

                  Oppenheimer Quest Opportunity Fund (Class A)

                 Oppenheimer Quest Balanced Value Fund (Class A)

                Oppenheimer Main Street Small Cap Fund (Class A)

                  Oppenheimer Developing Markets Fund (Class A)

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